UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

Lineage Cell Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

California	001-12830	94-3127919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 287-8990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	LCTX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2024, the Board of Directors (the “Board”) of the Lineage Cell Therapeutics, Inc. (the “Company”), amended and restated the Company’s bylaws (as so amended and restated, the “Amended Bylaws”), effective as of such date. Among other things, the amendments effected by the Amended Bylaws: (i) update or add provisions to reflect or conform to current provisions of the California Corporations Code (the “Code”), including provisions relating to (a) Board and shareholder meetings conducted by electronic transmission, (b) meetings of the Board during an emergency (as such term is defined in Section 207 of the Code) and related procedural matters related thereto, and (c) the issuance of shares in book-entry form and lost certificates evidencing the Company’s shares; (ii) update the advance notice procedures for shareholder nominations of directors and submission of shareholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) made in connection with meetings of shareholders, including by (a) adding a requirement that a shareholder seeking to nominate director(s) at a meeting of shareholders deliver to the Company reasonable evidence that it complied with the requirements of Rule 14a-19 of the Exchange Act, (b) clarifying that if a shareholder fails to comply with all of the requirements of Rule 14a-19, then its director nominees will be ineligible for election at the meeting, (c) prohibiting a shareholder from nominating a greater number of persons for election to the board of directors than are subject to election at the shareholder meeting; and (d) updating certain provisions relating to the information shareholders must submit and the timing thereof in connection with shareholder proposals and director nominations; (iii) add a provision relating to the rules, regulations and procedures for the conduct of shareholder meetings; and (iv) effect administrative, modernizing, clarifying, and conforming changes.

The foregoing description is qualified in its entirety by reference to the Amended Bylaws, a copy of which is attached as an exhibit to this report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2024, the Company held its annual meeting of shareholders (the “Annual Meeting”), which involved the election of directors of the Company and two other matters voted upon by the Company’s shareholders. The matters voted upon at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the U.S. Securities and Exchange Commission on April 29, 2024 (the “Proxy Statement”). Below is a brief description of each such matter and the final voting results, including the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable. Voting results are, when applicable, reported by rounding fractional share voting down to the nearest whole number.

1.
Shareholders elected the nine nominees named below to the Board to hold office until the Company’s 2025 annual meeting of shareholders and until their respective successors are duly elected and qualified by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael H. Mulroy	90,809,616	1,454,073	39,856,522
Dipti Amin	90,605,789	1,657,900	39,856,522
Deborah Andrews	90,481,681	1,782,008	39,856,522
Don M. Bailey	89,860,655	2,403,034	39,856,522
Neal C. Bradsher	90,181,941	2,080,755	39,857,515
Brian M. Culley	90,475,144	1,788,545	39,856,522
Anula Jayasuriya	89,952,809	2,310,880	39,856,522
Angus C. Russell	90,523,578	1,740,111	39,856,522

2.
Shareholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
128,607,948	2,400,322	1,111,941	—

3.
Shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as set forth in the Proxy Statement, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,812,598	3,704,495	746,596	39,856,522

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1(a)	Second Amended and Restated Bylaws of Lineage Cell Therapeutics, Inc.
3.1(b)	Second Amended and Restated Bylaws of Lineage Cell Therapeutics, Inc. (marked to show changes against prior version).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date:	June 13, 2024	By:	/s/ George A. Samuel III
		Name: Title:	George A. Samuel III General Counsel and Corporate Secretary